UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  JUNE 14, 2010

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The ATWOOD BEACON (owned and operated by our wholly-owned subsidiary, Atwood Oceanics Pacific Limited) has been awarded a contract by Edison International S.p.A. (Ivory Coast Branch) (“EDISON”) to drill one (1) well offshore Ivory Coast at an operating dayrate of around $115,000.  The drilling program (including mobilization) is expected to take around 70 days to complete.

The rig is expected to complete its current drilling program with Hess Equatorial Guinea, Inc. on June 17, 2010 and is expected to be on zero rate from that date until it commences the Edison contract in early July 2010.  Edison will provide the tow vessel and pay a dayrate of around $110,000 for the estimated eight (8) days required to relocate the rig from Equatorial Guinea to the Ivory Coast.

ITEM 9.01                      EXHIBITS

EXHIBIT 99.1    Press Release dated June 14, 2010

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.                                                                           DESCRIPTION

99.1	Press Release dated June 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ James M. Holland
James M. Holland
Senior Vice President

DATE:    June 14, 2010